UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  March 28, 2005 (March 28, 2005)

SEITEL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-14488 (Commission File Number)	76-0025431 (IRS Employer Identification No.)

10811 S. Westview Circle
Building C, Suite 100
Houston, Texas 77043

(Address of Registrant's principal executive offices)

(713) 881-8900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02.        Results of Operations and Financial Condition

            Seitel, Inc. (the "Company") hereby incorporates by reference into this Item 2.02 the press release issued by the Company on March 28, 2005 with respect to its financial results for the fourth quarter of 2004 and the fiscal year ended December 31, 2004.  The press release is furnished as Exhibit 99.1.

            The earnings release includes a non-GAAP financial measure, cash margin, and a related reconciliation to operating loss, the most directly comparable GAAP measure.

            Management uses this non-GAAP financial measure because it provides meaningful information to assist in the evaluation and management of the Company's operations.  This non-GAAP financial measure is intended to supplement the Company's presentation of its financial results prepared in accordance with GAAP.  Such measure is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.

            The information in this Form 8-K, including the exhibit, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01.        Financial Statements and Exhibits

            (a)        Financial Statements of Businesses Acquired.

                        None.

            (b)        Pro Forma Financial Information.

                        None.

            (c)        Exhibits.

                        99.1     Press Release dated March 28, 2005.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 28, 2005

SEITEL, INC.

By:  /s/ Robert D. Monson

Robert D. Monson

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 28, 2005.